Exhibit 99.1

Keros Therapeutics Announces Plan for Return of $375 Million in Excess Capital

Agrees to Repurchase of All Shares Held By ADAR1 Capital Management and Pontifax Venture Capital

Plans to Commence Tender Offer to Repurchase up to $194 Million of Additional Shares

LEXINGTON, Mass., October 15, 2025 – Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today announced that, as part of its previously announced $375 million capital return program, it has entered into share purchase agreements (the “Purchase Agreements”) to repurchase all of the shares of the Company’s common stock beneficially owned by each of ADAR1 Capital Management (“ADAR1”) and Pontifax Venture Capital (“Pontifax”) at a purchase price of $17.75 per share in cash. The aggregate purchase price for the repurchase is approximately $181 million, which is expected to be funded from the Company’s existing cash and cash equivalents. The transactions are expected to close on October 15, 2025. In connection with the Purchase Agreements, Mr. Ran Nussbaum and Mr. Tomer Kariv have tendered their resignations to the Board of Directors, effective immediately.

In connection with its entry into the Purchase Agreements, Keros also today announced that it plans to distribute 25% of any net cash proceeds it receives on or before December 31, 2028 from its global license agreement with Takeda Pharmaceuticals U.S.A., Inc. (“Takeda”) to Keros stockholders.

Following the closing of the transactions with ADAR1 and Pontifax, the Company intends to commence a tender offer for up to $194 million in value of shares of the Company’s common stock, subject to market conditions, at a purchase price of $17.75 per share in cash. The Company presently intends to commence the tender offer by the end of October 2025. The Company expects to fund the tender offer from its existing cash and cash equivalents.

“We are pleased to have reached these agreements with ADAR1 and Pontifax, and look forward to completing our capital return program in the near term. The capital return program – which includes an additional commitment to distribute future near-term Takeda proceeds – reflects our confidence in the outlook for Keros and the prospects for our key clinical program, KER-065,” said Jean-Jacques Bienaimé, Chair of the Board of Directors. “With a more focused and streamlined organization, supported by a strong financial position, we are moving forward fully focused on the execution of our clinical strategy. We continue to target a first quarter 2026 start of the Phase 2 clinical trial of KER-065 in patients with Duchenne muscular dystrophy (“DMD”), subject to positive regulatory interaction, and believe Keros is well-positioned to deliver meaningful value to both patients and stockholders.”

“Our engagement with the management team and Board has delivered results for all stockholders, including a commitment by Keros to return a portion of the Takeda licensing revenue directly to investors,” said Daniel Schneeberger, Founder and Chief Investment Officer at ADAR1 Capital Management. “We appreciate the collaborative dialogue we have had with the Company and believe today’s announcement is a thoughtful and positive step toward enhancing long-term stockholder value.”

The negotiation and approval of the repurchase transactions with ADAR1 and Pontifax were overseen by a Capital Return Committee of Keros’ Board of Directors, composed entirely of independent and disinterested directors. The Committee recommended that the full Board approve the repurchase transactions and the subsequent tender offer, which the Board approved.

The Purchase Agreements include certain customary standstill, voting and other provisions. Details of the Purchase Agreements will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

Goldman Sachs & Co. LLC is serving as Keros’ financial advisor, and Cooley LLP is serving as legal counsel.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, KER-065, is being developed for the treatment of neuromuscular diseases, with an initial focus on DMD. Keros’ most advanced product candidate, elritercept, is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “continue,” “expects,” “enable,” “intention,” “potential” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: the intended commencement of the tender offer; Keros’ expectations regarding its strategy, progress and timing of its clinical trials for KER-065, including its regulatory plans; the therapeutic potential of KER-065, including in patients with DMD; and Keros’ plan to distribute certain net cash proceeds received from its global license agreement with Takeda. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, KER-065 and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the SEC, including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 6, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information Regarding The Tender Offer

This communication is for informational purposes only, is not a recommendation to buy or sell the Company’s common stock and does not constitute an offer to buy or the solicitation of an offer to sell the Company’s common stock. The tender offer described in this communication has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this communication or at all. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company expects to distribute to its stockholders and file with the SEC upon commencement of the tender offer. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. Once the tender offer is commenced, stockholders and investors will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company expects to file with the SEC at the SEC’s website at www.sec.gov or by calling the Information Agent (to be identified at the time the offer is made) for the tender offer.

Contacts

Investor Contact:
Justin Frantz
jfrantz@kerostx.com
617-221-6042

Media Contact:
Mahmoud Siddig / Adam Pollack / Brooks Hussey
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449